EXHIBIT 2.1

EXECUTION COPY

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the "Agreement"), is made and entered into as of May 11, 2016, by and among Avant Diagnostics, Inc. a Nevada corporation ("Buyer"), Amarantus Diagnostics Inc., a Delaware corporation (the "Company"), and Amarantus BioScience Holdings Inc., a Nevada corporation, the sole shareholder of the Company ("Shareholder"). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, the Company has approximately 1,000 shares (the "Shares") outstanding, 100% of which are held by the Shareholder. The Shareholder has agreed to transfer the Shares to Buyer in exchange for shares of common stock, par value $0.00001 per share, of Buyer (the "Buyer Common Stock"), as otherwise set forth herein;

WHEREAS, the exchange of shares for Buyer Common Stock is intended to constitute a reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), or such other tax free reorganization or restructuring provisions as may be available under the Code;

WHEREAS, the Board of Directors of each of the Buyer and the Company has determined that it is desirable and in the best interests of the shareholder of their respective companies to effect this plan of reorganization and share exchange.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

EXCHANGE OF SHARES

1.1. Exchange by the Shareholder. At the Closing, the Shareholder shall sell, transfer, convey, assign and deliver to the Buyer its Shares free and clear of all Liens (including for the liens of the Shareholder's Secured Parties (collectively, the "Secured Parties")) of in exchange for Eighty Million (80,000,000) shares of Buyer Common Stock (the "Initial Consideration"). During the thirty-six (36) months from the Closing Date (the "Measurement Period"), if the Company generates sales of at least five million dollars ($5,000,000) with respect to MSPrecise®, during any consecutive 12-month period or twelve million dollars ($12,000,000) million cumulatively during the Measurement Period, the Buyer shall issue the Shareholder an additional 10,000,000 shares of the Buyer's Common Stock (the "Additional Consideration" and collectively with the Initial Consideration, the ("Exchange Consideration").

 1.2. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement (the "Transactions") shall take place at the offices of Sichenzia Ross Friedman Ference LLP in New York, New York, commencing upon the satisfaction or waiver of all conditions and obligations of the parties to consummate the transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective parties will take at Closing) or such other date and time as the parties may mutually determine (the "Closing Date").

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1.3. Lock-Up of Buyer Common Stock. Each share of Buyer Common Stock received in connection with this Agreement shall be subject to a lock-up beginning on the Closing Date and ending on the earliest of (i) the eighteen (18) months after such date, (ii) a Change in Control, (iii) written consent of Buyer and the rights of the Secured Parties pursuant to the Escrow Agreement (as defined below) (the "Lockup Period"). During the Lockup Period, the Shareholder shall enter into a lock-up agreement, substantially in the form attached hereto as Exhibit D, pursuant to which Shareholder may not, , directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Buyer Common Stock acquired pursuant to this Agreement or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Buyer Common Stock, whether or not any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Buyer Common Stock. The terms of this provision shall convey to any subsequent holder of the Buyer's Common Stock.

During the Lock-up Period the Company and Shareholder shall not execute any purchases or sales of Buyer Common Stock that would constitute Short Sales (as defined in Rule 200 of Regulation SHO under the Exchange Act), including naked shorting, hard shorting or regular shorting.

1.4. Escrow. The parties agree that the Exchange Consideration shall be held in escrow and subject to restrictions on transfer for the term of the Lockup Period or as the parties may otherwise agree to, pursuant to the terms of an escrow agreement, such as the Exchange Consideration being held as security for Shareholder's obligations to the Secured Parties and being unconditionally released to the Secured Parties if the Shareholder is in default under this Agreement or under any of its agreements with the Secured Parties and such default occurs after six months from the date hereof, substantially in the form of which is attached hereto as Exhibit B (the "Escrow Agreement").

ARTICLE 2

REPRESENTATIONS OF THE SHAREHOLDER

Shareholder represents and warrants to the Buyer, as follows:

2.1 Good Title. The Shareholder is the record and beneficial owner, and has good and marketable title to its Shares being exchanged by such Shareholder pursuant to this Agreement, with the right and authority to sell and deliver such Shares to Buyer as provided herein. Upon registering of the Buyer as the new owner of such Shares in the share register of the Company, the Buyer will receive good title to such Shares, free and clear of all Liens.

2.2 Power and Authority. All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken. The obligations of the Shareholder under this Agreement constitute legal, valid and binding obligations of the Shareholder, enforceable against Shareholder in accordance with the terms hereof.

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2.3 No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Laws applicable to Shareholder; and (iii) will not violate or breach any contractual obligation to which Shareholder is a party.

2.4 No Finder's Fee. The Shareholder has not created any obligation for any finder's, investment banker's or broker's fee in connection with the transactions contemplated under this Agreement that the Company or the Buyer will be responsible for.

2.5 Purchase Entirely for Own Account. The Buyer Common Stock proposed to be acquired by the Shareholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Buyer Common Stock, except in compliance with applicable securities laws.

2.6 Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Buyer. The foregoing, however, does not limit or modify the representations and warranties of the Company and the Buyer in Articles 3 and 4 of this Agreement, respectively, or the right of the Shareholder to rely thereon. Shareholder acknowledges that an investment in the Buyer Common Stock involves a high degree of risk, is speculative and there can be no assurance of any return on any such investment. The Shareholder has reviewed the Buyer's filings with the Securities and Exchange Commission including the Buyer's Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and all reports filed by the Buyer since such 10-K.

2.7 Non-Registration. The Shareholder understands that the Exchange Consideration has not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder's representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Exchange Consideration in accordance with the Buyer charter documents or the laws of its jurisdiction of incorporation.

2.8 Restricted Securities. TheShareholder understands that the Exchange Consideration is characterized as "restricted securities" under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Exchange Consideration would be acquired in a transaction not involving a public offering. The Shareholder further acknowledges that if the Exchange Consideration is issued to the Shareholder in accordance with the provisions of this Agreement, such Exchange Consideration may not be resold without registration under the Securities Act or the existence of an exemption therefrom.

2.9 Legends. The Shareholder understands that the Exchange Consideration will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

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2.10 Accredited Investor. Except as set forth on the signature page to this Agreement, the Shareholder is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

2.11 Current Report. Shareholder shall file a Current Report on Form 8-K with the SEC within four (4) business days of the Closing Date containing information about the Transactions as required by Regulation S-K under the Exchange Act (the "8-K Report").

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDER

The Shareholder and the Company jointly and severally represent and warrant to Buyer that, except as set forth in the disclosure schedules delivered by the Company to Buyer (the "Company Disclosure Schedule") which have been provided to Buyer prior to the date hereof.

3.1. Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

3.2. Subsidiaries. The Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

3.3. Capital Structure of the Company. As of the date of this Agreement, the number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of capital stock reserved for issuance under the Company's various option and incentive plans is specified on Schedule 3.3. Except as set forth in Schedule 3.3, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 3.3, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Schedule 3.3, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except on Schedule 3.3, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. Except as set forth on Schedule 3.3, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

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3.4. Corporate Authority; Noncontravention. The Company and the Shareholder have all requisite corporate and other power and authority to enter into this Agreement and to consummate the Transactions contemplated hereunder. The execution and delivery of this Agreement by the Company and the Shareholder and the consummation by the Company of the Transactions have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company and the Shareholder. This Agreement has been duly executed and when delivered by the Company and the Shareholder shall constitute a valid and binding obligation of the Company and the Shareholder, enforceable against the Company and the Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the Transactions and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of the Company under, (i) the Certificate of Incorporation, Bylaws or other organizational or charter documents of the Company (the "Company Charter Documents"), (ii) any, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to the Company or the Shareholder, theirs properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to the Company or the Shareholder, their properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company or the Shareholder to consummate the Transactions.

3.5. Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to the Company or the Shareholder in connection with the execution and delivery of this Agreement by the Company or the Shareholder or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").

3.6. Financial Statements.

(a) The Company has provided Buyer a copy of the audited consolidated financial statements of the Company for the years ended December 31, 2013 and 2012 and unaudited consolidated financial statements of the Company for the nine months ended September 30, 2014 and 2013 (the "Company Financial Statements"). The Company Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature, as of the dates indicated. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in the Company Financial Statements or the notes thereto and except that the unaudited Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and the other as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial, year-end audit adjustments.

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(b) Since September 30, 2014 (the "Company Balance Sheet Date"), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company Financial Statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any Contracts to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except for the issuance of the Shares contemplated by this Agreement no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company or the Shareholder under applicable securities laws at the time this representation is made or deemed made.

3.7. Absence of Certain Changes or Events. Since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(a) Material Adverse Effect with respect to the Company;

(b) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 without prior consent of Buyer;

(c) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the Transactions;

(d) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e) creation or other incurrence by the Company of any Lien on any asset other than in the ordinary course consistent with past practices;

(f) labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(g) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(h) material write-offs or write-downs of any Assets of the Company;

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(i) damage, destruction or loss having, or reasonably expected to have, a Material Adverse Effect on the Company;

(j) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to the Company;

(k) transaction or commitment made, or any Contract or agreement entered into, by the Company relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Company or any Contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement; or

(l) agreement or commitment to do any of the foregoing.

Shareholder also represents and warrants that Shareholder can and does make the representation in this Section 3.8 as if it were applicable Shareholder.

3.8. Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company or Shareholder to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

3.9. Litigation; Labor Matters; Compliance with Laws.

(a) There is no suit, action or proceeding or investigation pending or, to the Knowledge of the Company and the Shareholder, threatened against or affecting the Company or the Shareholder or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or the Shareholder or prevent, hinder or materially delay the ability of the Company or the Shareholder to consummate the Transactions, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect. Neither the Company, the Shareholder nor to the Company's Knowledge, the Shareholder's Knowledge any director or officer of the Company or the Shareholder thereof, is or has been the subject of any Order involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company and the Shareholder, there is not pending or contemplated, any investigation by the SEC involving the Company, the Shareholder or any current or former director or officer of the Company or the Shareholder.

(b) The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Company.

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(c) The conduct of the business of the Company and the Shareholder complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto, except as would not have a Material Adverse Effect with respect to the Company or the Shareholder.

3.10. Benefit Plans. The Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company. As used herein, "Benefit Plan" shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, employee stock option or stock purchase plan, severance pay, termination, salary continuation, or employee assistance plan.

3.11. Tax Returns and Tax Payments.

(a) The Company and the Shareholder have not filed with the appropriate taxing authorities any Tax Returns required to be filed by it (taking into account all applicable extensions). No claim has ever been made in writing or otherwise addressed to the Company or the Shareholder by a taxing authority in a jurisdiction where the Company or the Shareholder does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Since the Company Balance Sheet Date, neither the Company, the Shareholder nor any of their subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. Within 75 days from the date hereof, each of the Company and the Shareholder shall have duly filed all material federal, state, and local tax returns and shall have paid all amounts (inclusive of interest and penalties) shown to be due on such returns.

(b) No material claim for unpaid Taxes has been made or become a Lien against the property of the Company or the Shareholder or is being asserted against the Company or the Shareholder, no audit of any Tax Return of the Company or the Shareholder is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or the Shareholder and is currently in effect. The Company and the Shareholder have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(c) As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

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3.12. Environmental Matters. The Company and the Shareholder are in compliance with all Environmental Laws in all material respects. Neither Company nor the Shareholder have received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations which, if determined adversely to the Company, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on the Company, and is in compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. Neither the Company nor the Shareholder have transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company. The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on the Company. There are no past, pending or threatened claims under Environmental Laws against the Company and Company and the Shareholder are not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws.

3.13. Material Agreements.

(a) Schedule 3.13 lists the following contracts and other agreements ("Material Agreements") to which the Company is a party: (i) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $25,000; (ii) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $10,000, or under which a security interest has been imposed on any of its Assets, tangible or intangible; (iv) any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers, directors and managers or any of the Company's employees; (v) any employment or independent contractor agreement providing annual compensation in excess of $10,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days' notice; (vi) any agreement with any current or former officer, director, shareholder, members, manager or affiliate of the Company; (vii) any agreements relating to the acquisition (by merger, purchase of units or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other person; (viii) any agreements for the sale of any of the Assets of the Company, other than in the ordinary course of business; (ix) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (x) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to "off-the-shelf" commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and (xi) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Company including any customer agreements.

(b) The Company has made available to Buyer either an original or a correct and complete copy of each written Material Agreement. With respect to each Material Agreement to which the Company is a party thereto: (i) the agreement is the legal, valid, binding, enforceable obligation of the Company and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (ii) (A) the Company is not in material breach or default thereof and (B) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; and (iii) the Company has not repudiated any material provision of the agreement.

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3.14. Material Contract Defaults. The Company is not, or has not received any notice or has any Knowledge that any other party is, in Material Contract Default under any Company Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default. For purposes of this Agreement, a "Company Material Contract" means any Contract that is effective as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $10,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $10,000, including guarantees of such indebtedness.

3.15. Accounts Receivable. All of the accounts receivable of the Company that are reflected on the Company Financial Statements or the accounting records of the Company as of the Closing (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

3.16. Reserved.

3.17. Intellectual Property.

(i) As used in this Agreement, "Intellectual Property" means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, "Marks"); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, "Patents"); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, "Copyrights"); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, "Trade Secrets"); and (e) Technology. For purposes of this Agreement, "Technology" means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, "Software" means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing. Without limiting the foregoing, Intellectual Property shall include but not be limited to all patents, patent applications and know how related to the MSPrecise® diagnostic assay; all patents, patent applications and know how related to the LymPro Test® diagnostic assay and all patents, patent applications and know how related to the NuroPro® diagnostic assays.

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(ii) Schedule 3.17 sets forth a list and description of the Intellectual Property required for the Company to operate, or used or held for use by the Company, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Company and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Company and (c) any Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called "shrink wrap" software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

(iii) The Company is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Company in Schedule 3.17 (and any other Intellectual Property required to be listed in Schedule 3.17) as the same are used, sold, licensed and otherwise commercially exploited by the Company, free and clear of all Liens, security interests, encumbrances or any other obligations to others (other than obligations under the license agreements pursuant to which such Intellectual Property is licensed to the Company), and no such Intellectual Property has been abandoned. The Intellectual Property owned by the Company and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable the Company to conduct its business in the manner in which such business is currently being conducted. The Intellectual Property owned by the Company and its rights in and to such Intellectual Property are valid and enforceable.

(iv) Neither the Company nor the Shareholder has received, and neither is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company or the Shareholder of any infringement, misappropriation, or violation by the Company or the Shareholder of any rights of any third party with respect to any Intellectual Property, and the Company and the Shareholder are not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Company. Neither the Company nor the Shareholder has any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Company, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

(v) To the Company's and Shareholder's Knowledge, the Company has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Company and the Shareholder are not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the Transactions.

(vi) The Company has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation).

(vii) The consummation of the Transactions will not adversely affect the right of the Company to own or use any Intellectual Property owned, used or held for use by it.

(viii) Reserved.

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3.18. Board Recommendation. The Board of Directors of the Company and the Shareholder have determined that the terms of the Transactions are fair to and in the best interests of the respective shareholders of the Company and the Shareholder.

3.19. Undisclosed Liabilities; Assumed Liabilities. The Company has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) including any liabilities or obligations reflected or reserved against in the Company Financial Statements or any incurred in the ordinary course of business after the Company Balance Sheet Date except as set forth onin Schedule 3.19. Upon execution of this Agreement, the Buyer shall assume the liabilities of the Company set forth on Schedule 3.19 hereto (the "Assumed Liabilities"). All liabilities of the Company included in the Assumed Liabilities arose in bona fide arm's length transactions in the ordinary course of business. The Company does not have any account payable to the Shareholder or any person who is an officer, director or 10% or greater shareholder of the Shareholder or the Company. Any Assumed Liabilities set forth herein or any liabilities that the Buyer is required to pay on behalf of the Company shall be entitled to a right of setoff against the Notes (as defined below), as set forth in accordance with Section 10.16 of this Agreement. The Buyer shall not be obligated to assume any liabilities of the Company not included on Schedule 3.19 hereto provided, that upon the consummation of a financing by the Buyer after the Closing Date, the Buyer and Shareholder shall mutually agree in writing to the liabilities of the Company to be transferred to Buyer. , Shareholder acknowledges and agrees that it shall be solely responsible for any liabilities of the Company not included on Schedule 3.19 and it shall indemnify and hold Buyer harmless from any cause of action, suit or claim brought or made against Buyer by a third party in connection with the payment of any such amounts, in accordance with the indemnification provisions of this Agreement.

3.20. No Registration of Securities. Except for those registration rights (on a prorata basis between the Shareholder and the Gregg Linn, the current CEO of the Buyer), agreed to by an underwriter in connection with the up-list of Avant's common stock to a national securities exchange, the Company and the Shareholder understand and acknowledge that except as set forth in this Agreement, the offering, exchange and issuance of the Exchange Consideration pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering, sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and that Buyer's reliance upon such exemption is predicated in part upon the Company's and the Shareholder's representations herein and upon the representations contained in the Stockholder Representation Letters, the form of which is attached as Exhibit C to this Agreement.

3.21. Buyer Information. The Company and the Shareholder acknowledge that it has had access to the documents filed by Buyer under the Exchange Act, since the end of its most recently completed fiscal year to the date hereof, and has carefully reviewed the same ("Exchange Act Documents"). The Company and the Shareholder further acknowledge that Buyer has made available to it the opportunity to ask questions of and receive answers from Buyer's officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of Buyer, and the Company has received to its satisfaction, such information about the business and financial condition of Buyer and the terms and conditions of the Agreement as it has requested. The Company and the Shareholder have carefully considered the potential risks relating to Buyer and investing in the Exchange Consideration, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Company and its stockholders' entire investment. Among others, the Company has carefully considered each of the risks identified under the caption "Risk Factors" in the Exchange Act Documents, which are incorporated herein by reference.

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3.22. Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective businesses, ("Material Permits"), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.23 Intentionally Omitted.

3.24. Title to Assets. Except as set forth on Schedule 3.24, the Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by them that is material to the business of the Company, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company is held by the Company under valid, subsisting and enforceable leases with which the Company is in compliance.

3.25. Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.26. Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $50,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.27. Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.28. Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

3.29. Application of Takeover Protections. The Company and the Company's Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Buyer as a result of the Buyer's and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company's issuance of the Shares and the Buyer's ownership of the Shares.

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3.30. Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyer or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company and the Shareholder understand and confirm that the Buyer will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company and the Shareholder to the Buyer regarding the Company, the Shareholder, the Shareholder's business the Company's business and the transactions contemplated hereby, including the Company Disclosure Schedule, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company or by the Shareholder during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company and the Shareholder acknowledge and agrees that the Buyer has not made and is not making any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article 4 hereof.

3.31. No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act.

3.32. Solvency. Based on the consolidated financial condition of the Company as of the date hereof (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Except as set forth on Schedule 3.32, there is no outstanding secured or unsecured Indebtedness of the Company, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" means (x) any liabilities for borrowed money or amounts owed in excess of $5,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $1,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness. To the extent, there is any Indebtedness of the Company as of the Closing Date which is assumed and required to be paid by Buyer, or any Indebtedness is incurred by the Company in connection with the transactions contemplated by this Agreement, including any costs associated with the preparation of the Financial Statements required to be delivered by the Shareholder as set forth in Section 8.2(f) below, any such amount(s) paid by Buyer shall be entitled to a right of setoff first against the promissory note in the amount of $100,000 from Buyer to Shareholder dated March 7, 2016 (the "Avant Note") and then against the promissory note in the amount of $400,000 from Theranostics to Shareholder dated February 29, 2016 (as assumed by the Buyer in accordance with the terms of the Asset Purchase Agreement) and/or (the "Theranostics Note") and finally against the promissory note in the amount of $50,000 from Shareholder to the Company issued pursuant to Section 8.2(i) of this Agreement (the "New Note") and collectively with the Avant Note and the Theranostics Note, the "Notes"), as set forth in accordance with Section 10.16 of this Agreement.

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3.33. Bad Actor Disqualification. With respect to Buyer Common Stock to be issued hereunder in reliance on Rule 506 under the Securities Act ("Regulation D Securities"), none of the Shareholder, the Company, any of its predecessors, any affiliated issuer, any director, executive officer, any beneficial owner of 20% or more of the Shareholder's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Shareholder has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to Buyer a copy of any disclosures provided thereunder. The Shareholder is not aware of any person that (i) has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Buyer Common Stock and (ii) who is subject to a Disqualification Event. The Company will notify the Buyer in writing of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person, prior to any Closing of this Offering.

3.34. Foreign Corrupt Practices. Neither the Company nor to the knowledge of the Company any agent or other person acting on behalf of the Company has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.35. Stock Option Plans. The Company has not granted any stock option under any stock option plan.

3.36. Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC").

3.37. Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company threatened.

3.38. Full Disclosure. All of the representations and warranties made by the Company and the Shareholder in this Agreement, including the Company Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Buyer or its representatives by or on behalf of any of the Company or its Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company, and to the Shareholder that, except as set forth in Buyer Disclosure Schedule:

4.1. Organization, Standing, Corporate Power and Quotation of Common Stock. Buyer and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Buyer and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Buyer. If the Buyer has no Subsidiaries, all other references to the Subsidiaries or any of them in this Agreement, shall be disregarded.

4.2. Subsidiaries. The Subsidiaries of the Buyer, and the authorized and outstanding capital stock of each are set forth on Schedule 4.2. All of the outstanding capital stock of the Buyer's Subsidiaries are owned by Buyer free and clear of all Liens. Other than as set forth on Schedule 4.2, Buyer does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

4.3. Capital Structure of Buyer

Immediately prior to the issuance of the Exchange Consideration at Closing and any shares of the Buyer's common stock issuable in connection with the Asset Purchase Agreement, the authorized capital stock of Buyer will consist of 450,000,000 shares of Buyer Common Stock, $0.00001 par value, of which no more than 110,204,543 shares of Buyer Common Stock will be issued and outstanding, 50,000,000 shares of Buyer Preferred Stock, of which 3,000 shares have been designated as Series B preferred stock, $.001 par value and of which none are issued and outstanding. No Shares of Buyer Common Stock or Buyer Preferred Stock will be issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise (except as described below). All outstanding shares of capital stock of Buyer and its Subsidiaries are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Except for the Buyer Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote). Other than pursuant to the Asset Purchase Agreement between Theranostics Health, Inc. and Buyer (the "Asset Purchase Agreement") and/or as set forth in the Buyer SEC Documents (as hereinafter defined) there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries is bound obligating Buyer or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Buyer or any of its Subsidiaries or obligating Buyer or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than pursuant to the Asset Purchase Agreement or as described in the Buyer SEC Reports, there are no outstanding contractual obligations, commitments, understandings or arrangements of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Buyer or any of its Subsidiaries. Other than as set forth in the Asset Purchase Agreement or the Buyer SEC Documents, as hereinafter defined, there are no agreements or arrangements pursuant to which the Buyer is or could be required to register shares of Buyer Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of the Buyer with respect to securities of the Buyer

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4.4. Corporate Authority; Noncontravention. Buyer has all requisite corporate and other power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and when delivered by Buyer, shall constitute a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the Transactions and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of Buyer under, (i) the Certificate of Incorporation, Bylaws, or other charter documents of Buyer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to Buyer, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to Buyer, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Buyer or could not prevent, hinder or materially delay the ability of Buyer to consummate the Transactions.

4.5. Government Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer, or the consummation by Buyer of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act.

4.6. SEC Documents; Undisclosed Liabilities; Financial Statements.

(a) Buyer has filed with the Securities and Exchange Commission (the "SEC") all reports, schedules, forms, statements and other documents as required under the Exchange Act and Buyer has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents. Except to the extent revised or superseded by a subsequent filing with the SEC, none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer included in such Buyer SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Buyer as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Buyer's independent accountants). Except as set forth in the Buyer SEC Documents, at the date of the most recent financial statements of Buyer included in the Buyer SEC Documents, Buyer has not incurred any liabilities or monetary obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Buyer.

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(b) Except as disclosed in the Buyer SEC Documents filed prior to the date hereof or as set forth in this Agreement, since December 31, 2015 (the "Buyer Balance Sheet Date"), there has been no Material Adverse Effect with respect to Buyer.

(c) Except as disclosed in the Buyer SEC Documents filed prior to the date hereof or as provided in this Agreement, since the Buyer Balance Sheet Date, Buyer has not issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of Buyer and, has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of Buyer or has incurred or agreed to incur any indebtedness for borrowed money.

4.7. Absence of Certain Changes. Except as disclosed in the Buyer SEC Documents filed prior to the date hereof or pursuant to and in accordance with the Asset Purchase Agreement, since the Buyer Balance Sheet Date, Buyer has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

(a) Material Adverse Effect with respect to Buyer;

(b) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Buyer to consummate the Transactions;

(c) damage, destruction or loss having, or reasonably expected to have, a Material Adverse Effect on Buyer;

(d) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to Buyer;

4.8. Certain Fees. No brokerage or finder's fees or commissions are or will be payable by Buyer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

4.9. Litigation; Labor Matters; Compliance with Laws.

(a) Except as set forth in the Buyer SEC Documents, there is no suit, action or proceeding or investigation pending or, to the Knowledge of Buyer, threatened against or affecting Buyer or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Buyer or prevent, hinder or materially delay the ability of Buyer to consummate the Transactions, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against Buyer having, or which, insofar as reasonably could be foreseen by Buyer, in the future could have, any such effect.

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(b) Buyer is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Buyer.

(c) The conduct of the business of Buyer complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto.

(d) Neither the Buyer nor to the Buyer's Knowledge, any director or officer thereof, is or has been the subject of any Order involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Buyer, there is not pending or contemplated, any investigation by the SEC involving the Buyer or any current or former director or officer of the Buyer.

4.10. Benefit Plans. Buyer is not a party to any Benefit Plan under which Buyer currently has an obligation to provide benefits to any current or former employee, officer or director of Buyer.

4.11. Tax Returns and Tax Payments.-

(a) Buyer has not filed any Tax Returns required to be filed by it (taking into account all applicable extensions). No claim has ever been made in writing or otherwise addressed to Buyer or any of its Subsidiaries by a taxing authority in a jurisdiction where Buyer does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Since the Buyer Balance Sheet Date, Buyer has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. Within 120 days from the date hereof, the Buyer shall have duly filed all material federal, state, and local tax returns and shall have paid all amounts (inclusive of interest and penalties) shown to be due on such returns.

(b) No material claim for unpaid Taxes has been made or become a Lien against the property of Buyer or any of its Subsidiaries or is being asserted against Buyer or any of its Subsidiaries, no audit of any Tax Return of Buyer or any of its Subsidiaries is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Buyer or any of its Subsidiaries and is currently in effect. Buyer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

4.12. Environmental Matters. Buyer and each of its Subsidiaries is in compliance with all requisite Environmental Laws in all material respects. Neither Buyer nor any of its Subsidiaries has received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations, which, if determined adversely to Buyer or any of its Subsidiaries, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Buyer and each its Subsidiaries holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on Buyer, and is compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Buyer or any of its Subsidiaries or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Buyer or any of its Subsidiaries. Neither Buyer nor any of its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Buyer or any of its Subsidiaries. Neither Buyer nor any of its Subsidiaries has any liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on Buyer or any of its Subsidiaries. There are no past, pending or threatened claims under Environmental Laws against Buyer or any of its Subsidiaries and neither Buyer nor any of its Subsidiaries is aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Buyer or any of its Subsidiaries pursuant to Environmental Laws.

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4.13. Properties. Buyer and each its Subsidiaries has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest balance sheet as being owned by Buyer or acquired after the date thereof which are, individually or in the aggregate, material to Buyer's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Material Liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by Buyer or its Subsidiaries are held by them under valid, subsisting and enforceable leases of which Buyer and each of its Subsidiaries is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.14. Intellectual Property. Except as set forth in the Buyer SEC Documents, Buyer and each of its Subsidiaries owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of Buyer's and its Subsidiaries' licenses to use Software programs are current and have been paid for the appropriate number of users. To the Knowledge of Buyer, none of Buyer's or its Subsidiaries' Intellectual Property infringe upon the rights of any third party that may give rise to a cause of action or claim against Buyer or each of its successors.

4.15. Board Determination. The Board of Directors of Buyer has unanimously determined as of the Closing Date that the terms of the Transactions are fair to and in the best interests of Buyer and its stockholders.

4.16. Due Authorization. Buyer represents that the issuance of the Exchange Consideration will be in compliance with the Nevada General Corporation Law and the Certificate of Incorporation and Bylaws of Buyer. The Exchange Consideration has been duly and validly authorized and, upon issuance in accordance with this Agreement, will be duly issued, fully paid and non-assessable and free (and not issued or sold in violation) of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, taxes, claims, liens, charges, encumbrances or other restrictions (other than as provided herein and restrictions under federal and applicable state securities laws).

4.17. Full Disclosure. All of the representations and warranties made by Buyer in this Agreement, including the Buyer Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by Buyer at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Buyer pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether in written or electronic form, to the Company or its representatives by or on behalf of Buyer or their Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

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ARTICLE 5

COVENANTS OF THE COMPANY AND SHAREHOLDER

5.1. Conduct of the Company Business. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, the Company shall not, unless agreed to in writing by Buyer:

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d) intentionally permit any Material Adverse Effect to occur with respect to the Company;

(e) make any material change in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any, or commit or agree to take any of, the foregoing actions.

5.2. Satisfaction of Conditions Precedent. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8, and the Company will use its commercially reasonable efforts to cause the Transactions to be consummated.

5.3. No Other Negotiations. As of the date of this Agreement, the Company or the Shareholder have not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning an Alternative Acquisition including, without limitation, any agreement or understanding that would require the Company to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall not, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than Buyer and its Affiliates involving any Alternative Acquisition, (b) provide information with respect to the Company to any Person, other than Buyer and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than Buyer and its Affiliates, (c) enter into an agreement with any Person, other than Buyer and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Buyer and its Affiliates.

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If the Company or the Shareholder receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Company, the Company shall promptly notify Buyer thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep Buyer promptly informed of any developments with respect to same.

5.4. Access. The Company shall afford to Buyer, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Buyer, reasonable access during normal business hours during the period prior to the Closing Date or the termination of this Agreement to all of the Company's properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Buyer, (a) a copy of each report, schedule, and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Buyer or its representatives may reasonably request.

5.5. Notification of Certain Matters. The Company shall give prompt notice to Buyer of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to Buyer.

5.6. Director Appointments. As of the Closing Date, the Company shall have taken all actions to cause (a) the persons set forth on Schedule 5.6 to be appointed the Company's directors and officers and (b) the current officers and directors of the Company as set forth on Schedule 6.4 to resign from the Company.

5.7. Appointment of Directors to the Buyer's Board. As of the Closing Date, Buyer shall take all actions to cause the persons set forth on Schedule 5.7 designated by Shareholder to be appointed to Buyer's board of directors.

5.8 Developed IP. Except for a trademark filing due May 14, 2016 (including any fees required thereunder), the obligation to develop and maintain current patents, future patents and patent applications and the prosecution thereof for the assets of the Company after the date of this Agreement shall be the responsibility of Buyer provided all such filings shall have been reasonably completed and paid for on or prior to the Closing Date and provided further that all newly filed, patents, patent improvements and patent claims expansion will be paid for in cash by the Shareholder on two days' notice from the Buyer to the Shareholder.

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ARTICLE 6

COVENANTS OF THE BUYER

6.1. Conduct of the Buyer Business. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, Buyer shall not, unless agreed to in writing by the Company:

(a) except for the Asset Purchase Agreement, engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d) intentionally permit any Material Adverse Effect to occur with respect to the Buyer;

(e) make any material change with respect in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any, or commit or agree to take any of, the foregoing actions.

6.2. Access. Buyer shall afford to the Company and the Shareholder, and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company and the Shareholder, reasonable access during normal business hours during the period prior to the Closing Date or the termination of this Agreement to all of the Buyer's properties, books, contracts, commitments, personnel and records and, during such period, the Buyer shall furnish promptly to the Company, (a) a copy of each report, schedule, registration statements and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as the Company or its representatives may reasonably request.

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6.3. Notification of Certain Matters. Buyer shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Buyer representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the remedies available hereunder to the Company.

6.4. Director and Officer Appointments. As of the Closing Date, Buyer shall have taken all action to cause (a) the persons as set forth on Schedule 6.4 to be appointed Buyer's directors and officers, and (b) the current officers and directors of the Company as set forth on Schedule 6.4 to resign from the Company.

6.5. Satisfaction of Conditions Precedent. During the term of this Agreement, Buyer will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8, and Buyer will use its commercially reasonable efforts to cause the Transactions to be consummated.

6.6. Delivery of Certificates for Exchange Consideration. Within 5 business days of the Closing, the Buyer shall deliver or cause to be delivered to the Shareholder certificates for the exchange Consideration.

ARTICLE 7

COVENANTS OF BUYER, THE SHAREHOLDER AND THE COMPANY

7.1. Notices of Certain Events. The Company and Buyer shall promptly notify each party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b) any notice or other communication from any Governmental Entity in connection with the Transactions; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3 or 4 or that relate to the consummation of the Transactions or any other development causing a breach of any representation or warranty made by a party hereunder. Delivery of notice pursuant to this Section 7.1 shall not limit or otherwise affect remedies available to any party hereunder.

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7.2. Public Announcements. No party shall have the right to issue any press release or other public statement with respect to this Agreement or the transactions contemplated herein without the prior written consent of each other party (not to be unreasonably withheld, delayed, denied or conditioned), except as required by Law.

7.3. Transfer Taxes. Buyer and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing Date. Buyer and the Company agree that the Company will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the Transactions or the surrender of the Shares pursuant thereto (collectively, "Transfer Taxes"), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the transactions contemplated under this Agreement, and any penalties or interest with respect to the Transfer Taxes. The Company agrees to cooperate with Buyer in the filing of any returns with respect to the Transfer Taxes.

7.4. Reasonable Efforts. Without derogating from Section 10.16 below, the parties further agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the Transactions, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from Governmental Entities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Transactions or required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Closing Date, (iii) the satisfaction of all conditions precedent to the parties' obligations hereunder, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement.

7.5. Fees and Expenses. Each party will be responsible for all of the legal, accounting and other expenses incurred by such party hereto in connection with the Transactions.

7.6. Regulatory Matters and Approvals. Each of the Shareholder, the Company and the Buyer will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 2.3(i), 3.5 and 4.5 above, respectively.

7.7. Transfer Restrictions.

(a) The Company and the Shareholder each realize that the Exchange Consideration is not registered under the Securities Act, or any foreign or state securities Laws. The Company and the Shareholder agree that the Exchange Consideration will and may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred (collectively, a "Transfer") except in compliance with the Securities Act, if applicable, and applicable foreign and state securities Laws, and with an opinion of transferor's counsel or Buyer's counsel to such effect, the substance of which shall be reasonably acceptable to the Buyer and Buyer's transfer agent, provided that the Exchange Consideration may be pledged in connection with a bona fide margin account secured by such securities and released to Secured Parties in accordance with the terms of the Escrow Agreement. The Company and the Shareholder understand that the Exchange Consideration can only be Transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The Company and the Shareholder understand that to Transfer the Exchange Consideration may require in some jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction.

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(b) To enable Buyer to enforce the transfer restrictions contained in Section 7.7(a), the Company and the Shareholder hereby consents to the placing of legally required legends upon, and stop-transfer orders with the transfer agent of the Common Stock with respect to the Exchange Consideration, including, without limitation, the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

7.8. Current Report. Buyer shall file a Current Report on Form 8-K with the SEC within four (4) business days of the Closing Date containing information about the Transactions (the "8-K Report"). The Company and the Shareholder agree to provide any necessary information for preparation of 8-K Report, including any financial statements required to be included in any amended 8-K Report as set forth in Section 8.2(f) below.

7.9. Variable Rate Transaction. Buyer agrees that so long as the Shareholder holds Buyer Shares, Buyer shall not without consent of the one of the designees of Shareholder appointed pursuant to Section 6.4 of this Agreement (such consent not to be unreasonably withheld or delayed), effect or enter into an agreement to effect any issuance of any of its Common Stock or any Common Stock Equivalent involving a Variable Rate Transaction. "Variable Rate Transaction" means a transaction in which Buyer (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of Buyer or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby Buyer may issue securities at a future determined price.

7.10. Agreement regarding Arrayit Corporation. On or prior to June 30, 2016, the Buyer and the Shareholder hall have reached an agreement with Arrayit Corporation ("Arrayit") regarding OvaDx technology transfer, share ownership and restrictions on sales or transfer of shares of the Buyer Common Stock held, which could result in, among other things, (i) the cancellation of all agreements with Arrayit including, but not limited to, the Technology Assignment Agreement, dated July 18, 2009, share exchange agreement (ii) entry into a lockup agreement for all shares of Buyer Common Stock held by Arrayit and/or (iii) any such other agreements as the parties may agree upon on or after the Closing.

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7.11. Make-Whole Shares. At the end of the Lock-Up Period, in the event that the Buyer Common Stock issuable to Shareholder in accordance to this Agreement has a value equal to or less than $3,000,000 in the aggregate on the date the Lock-Up Period expires (based on the average closing "print' prices at 4:00 p.m. of the Buyer's Common Stock on the last five days prior to the date the Lock-Up Period expires as listed or quoted on any national securities exchange or over-the-counter market (including any tier maintained by the OTC Markets, Inc.), as the case may be (the "Lock-Up Termination Date Closing Price") multiplied by the Initial Consideration) (the "Lock-Up Termination Date"), the Buyer shall issue Shareholder such number of additional shares of Buyer Common Stock ("Additional Buyer Common Stock") equal to the lesser of (i) 9.99% of the outstanding shares of the Buyer's Common Stock (as confirmed by the Buyer's transfer agent) as of the Lock-Up Termination Date or (ii) the difference between $3,000,000 and the value of the Initial Consideration as of the Lock-Up Termination Date divided by the Lock-Up Termination Date Closing Price. Notwithstanding the foregoing, in lieu of issuance any Additional Buyer Common Stock in accordance with this Section, he Buyer may, in its sole discretion, pay to the Shareholder an amount in cash equal to the aggregate value of the Additional Buyer Common Stock to be issued in accordance with this Section ("Cash True-Up").

7.12. Voting of Additional Buyer Common Stock. So long as the Shareholder hold any shares of Additional Buyer Common Stock, at any meeting of the stockholders of Buyer or any written action by consent of stockholders of the Company called for any matter, unless otherwise directed in writing by the Buyer, Shareholder shall vote or shall cause to be voted any issued and outstanding shares of Additional Buyer Common Stock owned by Shareholder as of the record date with respect to such meeting or consent as requested by the Buyer's chief executive officer. If Shareholder fails to comply with the provisions of this Section, Shareholder agrees that such failure shall result, without any further action by such Shareholder and effective as of the date of any such failure, in the appointment of the Buyer and each of its executive officers, from and after the date of determination of such failure until the Shareholder no longer holds any shares of Additional Buyer Common Stock, as Shareholder's attorney, agent and proxy, with full power of substitution, to vote and otherwise act with respect to all of the Additional Buyer Common Stock, at any meeting of the stockholders of the Company called and in any action by consent of the stockholders of the Company with respect to any matters. This power of attorney and proxy is irrevocable and coupled with an interest. Shareholder shall not enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Additional Buyer Common Stock that is inconsistent with this Section or otherwise take any other action with respect to the Additional Buyer Common Stock that would in any way restrict, limit or interfere with the performance of Shareholder's obligations hereunder or the transactions contemplated hereby.

ARTICLE 8

CONDITIONS TO CLOSING

8.1. Condition to Obligation of Each Party to Effect the Transactions. The respective obligations of Buyer, each Shareholder and the Company to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a) No Injunctions. No temporary restraining Order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing or prohibiting the consummation of the Transactions contemplated herein shall be in effect; provided, however, that each of Buyer and the Company shall have used its commercially reasonable efforts to prevent the entry of such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions that may be entered.

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(b) Stockholder Representation Letters. Shareholder shall have executed and delivered to Buyer and Company a stockholder representation letter in substantially the form attached hereto as Exhibit C, and Buyer and Company shall be reasonably satisfied that the issuance of Buyer Common Stock pursuant to the Transactions is exempt from the registration requirements of the Securities Act.

(c) Company Assets. As of the Closing Date, the Company shall have all right title and interest free and clear of any Liens.

(d) Lock Up Agreement. As of the Closing Date, the Buyer's chief executive officer and the Shareholder shall have entered into a lockup agreement in the form which is attached as Exhibit D to this Agreement.

8.2. Additional Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Transactions are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a) Representations and Warranties. The representations and warranties of the Company and each Shareholder contained in this Agreement and in any certificate or other writing delivered to Buyer pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and Buyer shall have received a certificate to such effect signed by the President and the Chief Executive Officer of the Company.

(b) Agreements and Covenants. The Company and each Shareholder shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Buyer shall have received a certificate to such effect signed by the President and Chief Executive Officer of the Company.

(c) Certificate of Secretary. The Company and the Shareholder shall have delivered to Buyer a certificate executed by the Secretary of the Company certifying: (i) resolutions duly adopted by the Board of Directors of the Company and the Shareholder, as the case may be, authorizing this Agreement and the Transactions; (ii) the Company Charter Documents as in effect immediately prior to the Closing Date, including all amendments thereto; and (iii) the incumbency of the officers of the Company executing this Agreement and all agreements and documents contemplated hereby.

(d) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on the Company.

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(e) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on the Company other than any change that shall result from general economic conditions or conditions generally affecting the industry in which the Company conducts operations.

(f) Company Post-Closing Financial Statements. Within sixty (60) days following the Closing, the Company shall deliver to the Buyer the Financial Statements (as defined below) required for the amended 8-K Report and in compliance with applicable SEC rules and regulations, which include all notes and schedules attached thereto), all of which are true, complete and correct, have been prepared from the books and records of the Company in accordance with GAAP consistently applied with past practice and fairly present the financial condition, assets, liabilities and results of operations of the Company as of the dates thereof and for the periods covered thereby as well as any pro-forma financial statements required in accordance with any rule or regulation promulgated with the SEC in form and content required to be included in the amended 8-K Report. "Financial Statements" shall mean (i) the audited financial statements of the Company for the fiscal years ended December 31, 2015 and 2014, and (ii) the unaudited financial statements of the Company as of March 31, 2016, or any other financial statements required under the rules and regulations promulgated by the SEC. The Shareholder shall be solely responsible for the costs associated with the preparation and the audit of the Financial Statements to be delivered in accordance with this Section. If the Buyer shall be required to pay for any of the costs associated with the preparation and audit of the Financial Statements set forth in this Section, such amount(s) shall be entitled to a right of setoff against the Notes in accordance with Section 10.16 of this Agreement.

(g) Delivery of Stock Certificates. Shareholder shall have delivered to the Buyer (i) certificates representing the Shares, together with a stock power in blank for the transfer of the Shares to the Buyer or (ii) such other proof of ownership as shall be reasonably acceptable to the Buyer and Secured Parties;

(h) Intentionally Omitted.

(i) Funding of Additional Promissory Note. On or prior to the Closing Date, the Shareholder shall provide Buyer with $50,000 evidenced by a promissory note due one (1) year from the date of issuance, substantially in the form attached hereto as Exhibit E.

(j) Additional Deliveries. The Company and Shareholder will have delivered to the Buyer, on or prior to the Closing Date, (i) such pay-off letters and releases relating to liabilities as the Company may reasonably request to confirm that Buyer has no liabilities, (ii) a good standing certificates for Buyer from the State of Delaware, dated within 5 days of the Closing Date, and (iii) such other documents as the Buyer may reasonably request.

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8.3. Additional Conditions to Obligations of the Company and the Shareholder. The obligations of the Company and each Shareholder to consummate the Transactions are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered to the Company pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of Buyer.

(b) Agreements and Covenants. Buyer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the President and Chief Executive Officer of Buyer.

(c) Certificate of Secretary. Buyer shall have delivered to the Company a certificate executed by the Secretary of Buyer certifying: (i) resolutions duly adopted by the Board of Directors of Buyer authorizing this Agreement and the Transactions ( (ii) the Certificate of Incorporation and Bylaws of Buyer as in effect immediately prior to the Closing Date, including all amendments thereto; and (iii) the incumbency of the officers of Buyer executing this Agreement and all agreements and documents contemplated hereby.

(d) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by Buyer for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Buyer, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on Buyer.

(e) Absence of Material Adverse Effect. Since the date of the this Agreement, there shall not have been any Material Adverse Effect on Buyer, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which Buyer conducts operations.

(f) Common Stock. As of the Closing Date, the Buyer Common Stock shall be quoted on the OTC QB.

(g) Exchange Act Reporting. Buyer will have made all required filings with the SEC under the Exchange Act, and such filings will have complied in all material respects with applicable requirements under the Exchange Act.

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ARTICLE 9

TERMINATION; SURVIVAL; INDEMNIFICATION

9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written agreement of the Company and Buyer duly authorized by the Boards of Directors of the Company and Buyer;

(b) by either the Company or Buyer, if the other party (which, in the case of Company, shall mean Company or any Shareholder) has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on such other party or would prevent or materially delay the consummation of the Transactions;

(c) by any party, if all the conditions to the obligations of such party for Closing the Transactions shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party; or

(d) by any party, if a permanent injunction or other Order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Transactions shall have been issued and shall have become final and nonappealable.

As used herein, the "Final Date" shall be June 30, 2016.

9.2. Notice of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon by the delivery of written notice of the terminating party to the other parties hereto specifying with reasonable particularity the reason for such termination.

9.3. Effect of Termination. In the case of any termination of this Agreement as provided in this Section 9, this Agreement shall be of no further force and effect and nothing herein shall relieve any party from liability for any breach of this Agreement.

9.4. Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall (except as to the Secured Parties, which representations, warranties, covenants and agreements, including, without limitation, Secured Parties' right to shall run for the duration of the applicable statutes of limitation) expire on the last day of the third-year anniversary of the Closing Date (the "Survival Period"). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

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9.5. Indemnification.

(a) Indemnification in favor of the Buyer. From and after the Closing Date until the expiration of the Survival Period (or in the case of any tax related matter until the running of the applicable statute of limitations), the Company and the Shareholder will, severally and jointly, indemnify and hold harmless the Buyer and its officers, directors, agents, attorneys and employees, and each person, if any, who controls or may "control" (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a "Buyer Indemnified Person") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, "Damages") arising out of any (i) any breach of representation or warranty made by Company or the Shareholder in this Agreement, and in any certificate delivered by the Company or the Shareholder pursuant to this Agreement, (ii) any breach by the Company or the Shareholder of any covenant, obligation or other agreement made by the Company or the Shareholder in this Agreement, and (iii) a third-party claim based on any acts or omissions by the Company or the Shareholder. No claim for indemnification may be brought under this Section unless all claims for indemnification, in the aggregate, total more than $50,000. In no event shall any such indemnification payments exceed the value of the Exchange Consideration as of the Closing Date.

(b) Indemnification in favor of the Company and Shareholder. From and after the Closing Date until the expiration of the Survival Period (or in the case of any tax related matter until the running of the applicable statute of limitations), the Buyer will indemnify and hold harmless the Company and the Shareholder and its respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may "control" (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a "Company Indemnified Person") from and against any and all Damages arising out of any (i) any breach of representation or warranty made by the Buyer in this Agreement, and in any certificate delivered by the Buyer pursuant to this Agreement, including, but not limited to, any liability of the Company not expressly included on Schedule 3.19 hereto or any other liability of the Company which shall be assumed by the Buyer after the Closing Date, (ii) any breach by the Buyer of any covenant, obligation or other agreement made by the Buyer in this Agreement, and (iii) a third-party claim based on any acts or omissions by the Buyer. No claim for indemnification may be brought under this Section unless all claims for indemnification, in the aggregate, total more than $50,000. In no event shall any such indemnification payments exceed the value of the Exchange Consideration as of the Closing Date.

(c) From and after the Closing Date until the expiration of the applicable statute of limitations), the Buyer will indemnify and hold harmless the Secured Parties and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may "control" (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a "Secured Parties Indemnified Person") from and against any and all Damages arising out of any (i) any breach of representation or warranty made by the Buyer in this Agreement and in any certificate delivered by the Buyer pursuant to this Agreement relative to taxes and tax returns, (ii) any breach by the Buyer of any covenant, obligation or other agreement made by the Buyer in this Agreement relative to taxes and tax returns, and (iii) a third-party claim based on any acts or omissions by the Buyer relative to taxes and tax returns.

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(d) If any action will be brought against any party in respect of which indemnity may be sought pursuant to this Agreement (the "Indemnified Party"), such Indemnified Party will promptly notify the party from whom indemnity is being sought (the "Indemnifying Party") in writing, and the Indemnifying Party will have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Section for any settlement by an Indemnified Party effected without the Indemnifying Party's prior written consent, which consent will not be unreasonably withheld or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party's indemnification pursuant to this Section.

ARTICLE 10

GENERAL PROVISIONS

10.1. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying not later than two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

(a)	If to Buyer:

Avant Diagnostics, Inc.

8561 East Anderson Drive

Suite 104

Scottsdale, AZ 85225

Fax:

Attention: Gregg Linn

with a copy to (which shall not constitute notice):

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Attn: Gregory Sichenzia, Esq.

Fax: (212) 930-9725

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(b)	If to the Company or Shareholder:

Amarantus Diagnostics Inc.

655 Montgomery Street, Suite 900

San Francisco, CA 94111

Fax: (408) 852-4427+

Attention: Gerald E. Commissiong

with a copy to (which shall not constitute notice):

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Attn: Jeffrey J. Fessler, Esq.

Fax: (212) 930-9725

(c)	If to the Secured Parties:

Delafield Investments Limited

c/o Magna Group

40 Wall Street

New York, NY 10004

Attention: Marc Manuel

Telephone Number: (347) 491-4240

Fax: (646) 737-9948

Email: research@mag.na

With copies to (which shall not constitute notice):

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, New York 10022

Attention: David E. Danovitch, Esq.

Phone: (212) 603-6391

Fax No.: (212) 956-2164

Email: ded@robinsonbrog.com

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10.2. Amendment. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties.

10.3. Waiver. At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

10.4. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

10.7. Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Buyer Disclosure Schedule together with the Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

10.8. Assignment. No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other parties, provided however the parties may assign this agreement to an Affiliate or successor-in-interest to all or substantially all of such respective party's business provided such party agrees to be bound by the terms and conditions of this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

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10.9. Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns and respective successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

10.10. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the Laws of the State of New York as applied to Contracts that are executed and performed in New York, without regard to the principles of conflicts of Law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the Transactions and any other Transaction Documents shall be commenced exclusively in the state and federal courts sitting in the County of New York.

10.11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an "Electronic Delivery"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

10.12. Attorneys' Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.13. Representation. Each party to this Agreement, severally, and not jointly and only as to itself, represents that it: (a) has been represented in connection with the negotiation and preparation of this Agreement by counsel of that party's choosing; (b) has authority to enter into and sign the Agreement; and (c) enters into and signs the same by its own free will.

10.14. Interpretation. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to a "party" or "parties" shall mean Buyer, the Company and/or Shareholder, as applicable. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Company Disclosure Schedule and the Buyer Disclosure Schedule.

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10.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Shareholder, Buyer and the Company will be entitled to specific performance under this Agreement. Each of the parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

10.16. Without limiting any other rights or remedies available to it, Buyer shall, upon mutual agreement in writing between the Company and the Shareholder and Secured Parties pursuant to Section 10.1, be entitled to set off, for any Assumed Liabilities set forth in Section 3.19 or any Indebtedness assumed or paid by Buyer , as set forth in Section 3.23 hereunder, against payments due and payable to either the Company or the Shareholder under the Notes. Any good faith exercise of Buyer's right, upon mutual consent of the Company and the Shareholder and the Secured Parties, to set off against any amounts assumed or paid by Buyer shall not constitute a breach or an event of default under this Agreement or the Notes, regardless of whether such setoff is later determined to be unjustified or impermissible in arbitration, by a court or otherwise.

10.17. Third-party Beneficiaries. Each of the parties acknowledges and agrees that the Secured Parties are intended third party beneficiaries. Except as provided above, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the parties has executed or caused this Share Exchange Agreement to be executed as of the date first written above.

Buyer:

AVANT DIAGNOSTICS, INC., a Nevada corporation

By:	/s/ Gregg Linn
Name:	Gregg Linn
Title:	Chief Executive Officer

Company:

AMARANTUS DIAGNOSTICS INC., a Delaware corporation

By:	/s/ Gerald Commissiong
Name:	Gerald Commissiong
Title:	Chief Executive Officer

Shareholder:

AMARANTUS BIOSCIENCE HOLDINGS, INC., a Nevada corporation

By:	/s/ Gerald Commissiong
Name:	Gerald Commissiong
Title:	Chief Executive Officer

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EXHIBIT A

CERTAIN DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

"Accounts Receivable" shall have the meaning set forth in Section 3.15 of the Agreement.

"Affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

"Alternative Acquisition" means any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of the Company or the Buyer (as applicable) which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Transactions, including a firm proposal to make such an acquisition.

"Agreement" shall have the meaning set forth in the Preamble.

"Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located. Without limiting the foregoing Assets of the Company shall include, but not be limited to all patents, patent applications and know how related to the MSPrecise® diagnostic assay, all patents, patent applications and know how related to the LymPro Test® diagnostic assay and all patents, patent applications and know how related to the NuroPro® diagnostic assays.

"Benefit Plans" shall have the meaning set forth in Section 3.10 of the Agreement.

"Buyer" shall have the meaning set forth in the Preamble.

"Buyer Accounts Receivable" shall have the meaning set forth in Section 4.14 of the Agreement.

"Buyer Balance Sheet Date" shall have the meaning set forth in Section 4.6(b) of the Agreement.

"Buyer Common Stock" shall have the meaning set forth in Recitals to this Agreement.

"Buyer Disclosure Schedule" shall mean the written disclosure schedule delivered on or prior to the date hereof by Buyer to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

"Buyer Material Contract" shall have the meaning set forth in Section 4.13 of the Agreement.

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"Buyer SEC Documents" shall have the meaning set forth in Section 4.6(a) of the Agreement.

"Change of Control" means the occurrence after the date hereof of any of the following: (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Buyer, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (b) the Buyer merges into or consolidates with any other legal entity, or any legal entity merges into or consolidates with the Buyer and, after giving effect to such transaction, the stockholders of the Buyer immediately prior to such transaction own less than 50% of the aggregate voting power of the Buyer or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets to another legal entity and the stockholders of the Buyer of the acquiring entity immediately after the transaction.

"Closing" shall have the meaning set forth in Section 1.2 of the Agreement.

"Closing Date" shall have the meaning set forth in Section 1.2 of the Agreement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" shall have the meaning set forth in the Preamble.

"Company Balance Sheet Date" shall have the meaning set forth in Section 3.6(b) of the Agreement.

"Company Disclosure Schedule" shall have the meaning set forth in the opening paragraph of Article 3 of the Agreement.

"Company Financial Statements" shall have the meaning set forth in Section 3.6(a) of the Agreement.

"Company Material Contract" shall have the meaning set forth in Section 3.14 of the Agreement.

"Company Stock" means the total outstanding capital stock of the Company as of the Closing Date.

"Contract" means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person's capital stock, Assets or business.

"Copyrights" shall have the meaning set forth in Section 3.17(i) of the Agreement.

"Default" means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract, Order or Permit.

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"Electronic Delivery" shall have the meaning set forth in Section 10.11 of the Agreement.

"Environmental Laws" mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, Permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Material or wastes or the clean-up or other remediation thereof.

"Exchange Act" has the meaning set forth in Section 3.5 of the Agreement.

"Exchange Act Documents" has the meaning set forth in Section 3.21 of the Agreement.

"Exchange Consideration" shall have the meaning as set forth in Section 1.1 of the Agreement.

"Final Date" shall have the meaning set forth in Section 9.1 of the Agreement.

"FINRA" means Financial Industry Regulatory Authority, Inc.

"GAAP" means U.S. generally accepted accounting principles.

"Governmental Entity" shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

"Hazardous Material" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

"Intellectual Property" shall have the meaning as set forth in Section 3.17(i) of the Agreement.

"Knowledge" means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

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"Law" means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

"Marks" shall have the meaning set forth in Section 3.17(i) of the Agreement.

"Material" and "Materially" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

"Material Agreement" shall have the meaning set forth in Section 3.13 of the Agreement.

"Material Adverse Effect" means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person and its Subsidiaries taken as a whole; to be free from doubt, any breach of any agreement between the Company and/or the Shareholder and the Secured Parties shall be considered a Material Adverse Effect; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in United States generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

"Material Contract Default" means a default under any Material Agreement which would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages in excess of $50,000 (either individually or in the aggregate with all other such claims under that Material Agreement) or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such Material Agreement.

"Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Entity.

"Patents" shall have the meaning set forth in Section 3.17(i) of the Agreement.

"Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

"Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

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"SEC" shall have the meaning set forth in Section 4.6(a) of the Agreement.

"Secured Parties" means, collectively, Delafield Investments Limited, Dominion Capital ,LLC, Anson Investments Master Fund LP, and GEMG LLC.

"Securities Act" shall have the meaning set forth in Section 3.3 of the Agreement.

"Share" or "Shares" shall have the meaning set forth in the Recitals of the Agreement.

"Shareholder" shall have the meaning set forth in the Preamble.

"Software" shall have the meaning set forth in Section 3.17(i) of the Agreement.

"Subsidiary" means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

"Tax" or "Taxes" shall have the meaning set forth in Section 3.11(c) of the Agreement.

"Tax Return" shall have the meaning set forth in Section 3.11(c) of the Agreement.

"Technology" shall have the meaning set forth in Section 3.17(i) of the Agreement.

"Trade Secrets" shall have the meaning set forth in Section 3.17(i) of the Agreement.

"Transaction Documents" means the Agreement, and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

"Transactions" shall have the meaning as set forth in Section 1.2 of the Agreement.

"Transfer" shall have the meaning as set forth in Section 7.7(a) of the Agreement.

"Transfer Taxes" shall have the meaning as set forth in Section 7.3 of the Agreement.

"8-K Report" shall have the meaning as set forth in Section 7.8 of the Agreement.

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EXHIBIT B

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement") is made as of May 11, 2016 (this "Agreement"), is entered into by and among Avant Diagnostics, Inc. a Nevada corporation ("Avant"), Amarantus Diagnostics Inc., a Delaware corporation (the "Company"), Amarantus BioScience Holdings Inc., a Nevada corporation (the "Shareholder"); and the holders of the Company's 10% Original Issue Discount Senior Secured Convertible Promissory Notes, in the original aggregate principal amount of up to $1,350,000 (the "Notes") signatory hereto, their endorsees, transferees and assigns (collectively, the "Notes Secured Parties"), and GEMG LLC ("GEMG" and together with the Notes Secured Parties, the "Secured Parties") and Robinson Brog Leinwand Greene Genovese & Gluck P.C. , a professional corporation organized and existing under the laws of the State of New York (the "Escrow Agent"). The Secured Parties, Avant, Company and Shareholder shall collectively be referred to herein as the "Escrowing Parties"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings as set forth in that certain Share Exchange Agreement of even date herewith (the "Exchange Agreement), by and among the Escrowing Parties.

W I T N E S S E T H

WHEREAS, Avant, the Company and the Shareholder (the "Exchange Parties") have entered into that certain Share Exchange Agreement on even date herewith (the "Exchange Agreement") whereby Avant will acquire from the Shareholder all of the outstanding shares of the Company in exchange for up to 90,000,000 shares of common stock, par value $0.00001 per share, of Avant (the "Exchange Consideration");

WHEREAS, the Exchange Consideration is subject to a lock-up pursuant to Section 1.3 of the Exchange Agreement.

WHEREAS, pursuant to Section 1.4 of the Exchange Agreement, the parties agreed to deposit the Exchange Consideration with the Escrow Agent, to be held and disbursed by the Escrow Agent pursuant to this Agreement;

WHEREAS, Avant has delivered the Avant Shares (herein defined) to the Escrow Agent; and

WHEREAS, Escrow Agent is willing to hold the Exchange Consideration in escrow subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and in consideration of the parties thereto entering into the Asset Purchase Agreement, the parties hereto covenant and agree as follows:

I. Deposit of Stock. Concurrently with the execution and delivery of this Escrow Agreement, Avant shall deliver (a) the Avant Shares and (b) the Initial Consideration to the Escrow Agent, and Avant shall deliver the Additional Consideration to the Escrow Agent immediately upon being earned under the Exchange Agreement (collectively "Escrowed Stock"). The Shareholder shall deliver (i) stock power(s) ("Stock Power") separate from the certificate evidencing the Exchange Consideration and the Avant Shares in a form attached hereto, as Exhibit A, executed in blank and medallion guaranteed; and (ii) such corporate resolution authorizing an officer of the Shareholder to take such actions as may be necessary to transfer the Escrowed Stock in accordance with the terms hereof. In addition, the Shareholder hereby agrees to execute such documents as the Escrow Agent may request to transfer the Escrowed Stock as may required pursuant to the terms of this Escrow Agreement.

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II. Notice of Claim; Release of Escrowed Stock.

(A) The Secured Parties to (i) seek the release of the 1.5 million shares of common stock issued by Avant to the Secured Parties (the "Avant Shares") to be held by the Escrow Agent for the duration of the Lockup Period or (ii) assert a claim with respect to the Escrowed Stock for any Event of Default, as defined under any agreement between the Company and the Secured Parties, accruing on or after the sixth month anniversary of the date hereof, shall deliver a Notice of Claim substantially in the form attached hereto to the Escrow Agent and other Escrowing Parties. Upon receipt of Notice of Claim, the Escrow Agent shall promptly deliver the indicated number of Escrowed Stock (accompanied by the requisite Stock Power(s) to the Secured Parties in accordance with the Notice of Claim.

(B) Subject to the rights of the Secured Parties and subject to complying with clause (C), the Shareholder shall have the right to seek release of the Escrowed Stock represented by the Exchange Consideration, if any, for only the following transfers from escrow,

1. Fourteen Million Five Hundred Thousand (14,500,000) shares of the Escrowed Stock as follows:

(i)

Seven Million Two Hundred Fifty Thousand (7,250,000) Shares to the holders of the Company's Senior Secured Promissory Notes (the "Notes") to repay such outstanding Notes and/or to the holders of the Company's debt other than the holders of the Company's Notes to repay such outstanding debt.

(ii)	Seven Million Two Hundred Fifty Thousand (7,250,000) Shares as payment of a stock dividend to the holders of the Shareholder's issued and outstanding shares of common stock. And

2. To sell transfer and assign its interests in Seventy-Four Million (74,000,000) shares of the Escrowed Stock; provided that no less than 70% of the net proceeds from any such sale shall be used to repay the Notes or redeem outstanding shares of preferred stock of the Shareholder held by the holders of the Notes.

(C) To effect the release of (i) the Avant Shares prior to the expiration of the Lock-up Period pursuant to clause (B) of this Section II or (ii) the Escrowed Stock pursuant to clause (B) of this Section II, the Escrowing Parties, shall deliver written instructions (the "Escrow Release Instruction") to the Escrow Agent signed by each of the Escrowing Parties directing the release of the Escrowed Stock. Within five (5) days of the receipt by the Escrow Agent of the Escrow Release Instruction, the Escrow Agent shall deliver the Escrowed Stock in accordance with the instructions set forth therein,

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(D). Release upon Expiration of Term. Subject to the other provisions of this Section II, upon expiration of a period of the Lockup Period the Escrow Agent shall release to the Shareholder or the Secured Parties, as applicable, such number of shares of the Escrowed Stock which it is holding pursuant to this Agreement and this Escrow Agreement shall be deemed terminated and this Escrow Agreement shall be released and discharged from all further obligations hereunder.

III. Termination by the Escrowing Parties

If at any time the Escrow Agent shall receive a notice signed by or on behalf of the each of the Escrowing Parties that this Agreement has been terminated and instructing the Escrow Agent with respect to the disposition of the Escrowed Stock, the Escrow Agent shall release the Escrowed Stock in accordance with the instructions contained in such notice, and upon such release this Escrow Agreement shall be deemed terminated, and the Escrow Agent shall be released and discharged from all further obligations hereunder.

IV. Nature of Duties; No Conflict; Liability

It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and do not represent a conflict of interest for the Escrow Agent to act, or continue to act, as counsel for any party to this Escrow Agreement with respect to any litigation or other matters arising out of this Escrow Agreement or otherwise. The Escrow Agent shall not be liable for any error of judgment, fact, or law, or any act done or omitted to be done, except for its own willful misconduct or gross negligence or that of its partners, employees, and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Escrow Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability, or obligation whatsoever, even if it shall be found that such determination was improper and incorrect; provided that the Escrow Agent and its partners, employees, and agents shall not have been guilty of willful misconduct or gross negligence in making such determination.

V. Indemnification

The Exchange Parties each jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense ("Cost") incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including costs and expenses of defending itself against any claim of liability in connection herewith or therewith. The right to indemnification set forth in the preceding sentence shall include the right to be paid by the Exchange Parties in respect of Costs as they are incurred (including Costs incurred in connection with defending itself against any claim of liability in connection herewith). The Escrow Agent shall repay any amounts so paid if it shall ultimately be determined by a final order of a court of competent jurisdiction from which no appeal is or can be taken that the Escrow Agent is not entitled to such indemnification.

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VI. Documents and Instructions

The Escrow Agent may act in reliance upon any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed by a proper person or persons, and may assume that any of the officers of the Company purporting to act on behalf of the Company in giving any such notice or other instrument in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent acts hereunder as a depository only and shall not be responsible or liable in any manner whatsoever for the genuineness, sufficiency, correctness, or validity of any agreement, document, certificate, instrument, or item deposited with it or any notice, consent, approval, direction, or instruction given to it, and the Escrow Agent shall be fully protected, under Sections IV and V above, for all acts taken in accordance with any written instruction or instrument given to it hereunder, and reasonably believed by the Escrow Agent to be genuine and what it purports to be.

VII. Conflicting Notices, Claims, Demands, or Instructions

If at any time the Escrow Agent shall receive conflicting notices, claims, demands, or instructions with respect to the Escrowed Stock, or if for any other reason it shall in good faith be unable to determine the party or parties entitled to receive the Escrowed Stock, or any part thereof, the Escrow Agent may refuse to make any distribution and may retain the Escrowed Stock in its possession until it shall have received instructions in writing concurred in by all parties in interest, or until directed by a final order or judgment of a court of competent jurisdiction from which no appeal is or can be taken, whereupon the Escrow Agent shall make such disposition in accordance with such instructions or such order. The Escrow Agent shall also be entitled to commence as interpleader action in any court of competent jurisdiction to seek an adjudication of the rights of the Escrowing Parties.

VIII. Advice of Counsel

The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected and indemnified under Section V above for all acts taken, in the absence of gross negligence or willful misconduct, in accordance with the advice and instructions of such counsel. In the event that the Escrow Agent retains counsel or otherwise incurs any legal fees by virtue of any provision of this Escrow Agreement, the reasonable fees and disbursements of such counsel and any other liability, loss or expense which the Escrow Agent may thereafter suffer or incur in connection with this Escrow Agreement or the performance or attempted performance in good faith of its duties hereunder shall be paid (or reimbursed to it) by the Escrowing Parties jointly and severally. In the event that the Escrow Agent shall become a party to any litigation in connection with its functions as Escrow Agent pursuant to this Escrow Agreement, whether such litigation shall be brought by or against it, the reasonable fees and disbursements of counsel to the Escrow Agent including the amounts attributable to services rendered by partners or associates of Escrow Agent at the then prevailing hourly rate charged by them and disbursements incurred by them, together with any other liability, loss or expense which it may suffer or incur in connection therewith, shall be paid (or reimbursed to it) by the Escrowing Parties, jointly and severally, unless such loss, liability or expense is due to the willful breach by the Escrow Agent of its duties hereunder.

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IX. Compensation and Expenses

The Escrow Agent agrees to serve without compensation for its services. All expenses of the Escrow Agent incurred in the performance of its duties hereunder shall be paid by the Company.

X. Resignation of Escrow Agent

The Escrow Agent may resign at any time upon giving the other parties hereto thirty (30) days' notice to that effect. In that event the successor Escrow Agent shall be such person, firm, or corporation as the Escrowing Parties shall mutually select. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor Escrow Agent agrees to act hereunder; provided, however, that in the event no successor Escrow Agent is appointed and acting hereunder within thirty (30) days of such notice, the Escrow Agent may deliver the Escrowed Stock to a court of competent jurisdiction; and provided, further, that the Escrow Agent may appoint a successor escrow agent hereunder at any time so long as such successor shall accept and agree to be bound by the terms of this Escrow Agreement (except that any such successor escrow agent shall be entitled to customary fees which shall be payable by the Company) and shall be a bank or trust company insured by the Federal Deposit Insurance Corporation.

XI. Escrow Agent as Counsel to Certain of the Secured Parties

Each of the Company, the Shareholder and Avant hereby acknowledges that the Escrow Agent is counsel to certain of the Secured Parties and agrees that it will not seek to disqualify the Escrow Agent from acting and continuing to act as counsel to one or more of the Secured Parties in the event of a dispute hereunder or in the course of the defense or prosecution of any claim relating to the transactions contemplated hereby or by the Exchange Agreement.

XII. Notices

All notices, consents, approvals, directions, and instructions required or permitted under this Escrow Agreement shall be effective when received and shall be given in writing and delivered either by hand or by generally recognized overnight courier, postage prepaid, or by telecopier, and addressed as follows:

If to Avant: Avant Diagnostics, Inc. 8561 East Anderson Drive Suite 104 Scottsdale, AZ 85225 Fax: Attention: Gregg Linn

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with a copy to (which shall not constitute notice):

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Attn: Gregory Sichenzia, Esq.

Fax: (212) 930-9725

If to the Shareholder:

Amarantus BioScience Holdings, Inc.

655 Montgomery Street, Suite 900

San Francisco, CA 94111

Fax: (408) 852-4427+

Attention: Gerald E. Commissiong

with a copy to (which shall not constitute notice):

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Attn: Jeffrey J. Fessler, Esq.

Fax: (212) 930-9725

If to the Secured Parties:

Delafield Investments Limited

c/o Magna Group

40 Wall Street

New York, NY 10004

Attention: Marc Manuel

Telephone Number: (347) 491-4240

Fax: (646) 737-9948

Email: research@mag.na

With copies to

(which shall not constitute notice):

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, New York 10022

Attention: David E. Danovitch, Esq.

Phone: (212) 603-6391

Fax No.: (212) 956-2164

Email: ded@robinsonbrog.com

or to such other persons or addresses as any party may have furnished in writing to the other parties. Copies of all communications hereunder shall be sent to the Escrow Agent.

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XIII. Entire Agreement, Etc.

This Escrow Agreement contains the entire agreement among the parties with respect to the subject matter hereof. This Escrow Agreement may not be amended, supplemented, or discharged, and no provision hereof may be modified or waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party. If a conflict between the terms and provisions hereof and of the Purchase Agreement occurs, the terms and provisions hereof shall govern the rights, obligations, and liabilities of the Escrow Agent.

XIV. Successors and Assigns

This Escrow Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, successors, assigns, distributees, and legal representatives.

XV. Counterparts

This Escrow Agreement may be executed in several counterparts, each of which shall be deemed original, but such counterparts together shall constitute one and the same instrument.

XVI. Governing Law

This Escrow Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of New York. Any action to enforce, arising out of, or relating in any way to any of the provisions of this Escrow Agreement may be brought and prosecuted in such court or courts located within New York County, New York as is provided by law; and the parties hereto consent to the jurisdiction of the court or courts located within New York, New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by law.

XVII. Additional Documents and Act

The Escrowing Parties shall, from time to time, execute such documents and perform such acts as Escrow Agent may reasonably request and as may be necessary to enable Escrow Agent to perform its duties hereunder or effectuate the transactions contemplated by this Escrow Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed as a sealed instrument as of the day and year first above written.

AVANT DIAGNOSTICS, INC., a Nevada corporation

By:	/s/ Gregg Linn
Name:	Gregg Linn
Title:	Chief Executive Officer

AMARANTUS DIAGNOSTICS INC., a Delaware corporation

By:	/s/ Gerald Commissiong
Name:	Gerald Commissiong
Title:	President & Chief Executive Officer

AMARANTUS BIOSCIENCE HOLDINGS, INC., a Nevada corporation

By:	/s/ Gerald Commissiong
Name:	Gerald Commissiong
Title:	President & Chief Executive Officer

ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.

By:	/s/ David E. Danovitch
Name:	David E. Danovitch
Title:	Shareholder

[SIGNATURE PAGE OF SECURED PARTIES TO THE ESCROW AGREEMENT FOLLOWS]

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[SIGNATURE PAGE OF SECURED PARTIES TO ESCROW AGREEMENT]

Name of Secured Party:	Delafield Investments Limited

Signature of Authorized Signatory of Secured Party:	/s/ David E. Danovitch
Name of Authorized Signatory:	David E. Danovitch
Title of Authorized Signatory:	Authorized Person

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[SIGNATURE PAGE OF SECURED PARTIES TO ESCROW AGREEMENT]

Name of Secured Party:	Dominion Capital, LLC

Signature of Authorized Signatory of Secured Party:	/s/ Mikhail Gurevich
Name of Authorized Signatory:	Mikhail Gurevich
Title of Authorized Signatory:	Managing Member

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[SIGNATURE PAGE OF SECURED PARTIES TO ESCROW AGREEMENT]

Name of Secured Party:	Anson Investments Master Fund LP

Signature of Authorized Signatory of Secured Party:	/s/ Amin Nathoo
Name of Authorized Signatory:	Amin Nathoo
Title of Authorized Signatory:	Advising Rep, MSV Advisors Inc.

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[SIGNATURE PAGE OF SECURED PARTIES TO ESCROW AGREEMENT]

Name of Secured Party:	GEMG LLC

Signature of Authorized Signatory of Secured Party:	/s/ Mikhail Gurevich
Name of Authorized Signatory:	Mikhail Gurevich
Title of Authorized Signatory:	Managing Member

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Notice of Claim

[Claimant's Letterhead]

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, New York 10022

Gentlemen:

You are hereby instructed to release from escrow the number of shares (the "Shares") specified below. The Company is entitled to receive the Shares as payment for the claims specified below:

Number of Shares: ____________________

Nature of Claim: ______________________

Dollar Value of Claim: __________________

Dated: _____________________________

Name of Company

By:
Name:
Title:

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EXHIBIT A

Forms of Stock Power

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, Amarantus Bioscience Holdings, Inc., a Nevada corporation,hereby sells, assigns, and transfers unto , ( ) shares of the common stock, par value $0.00001 per share ("Common Stock"), of Avant Diagnostics, Inc., a Nevada corporation (the "Corporation"), standing in the name of the undersigned on the books and records of the Corporation represented by Certificate No. , and does hereby irrevocably constitute and appoint , its attorney-in-fact, to transfer the said stock on the Corporation's books with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Stock Power on this ____ day of ___________, 20___.

Amarantus Bioscience Holdings, Inc.

By:
Name:	Gerald Commissiong
Title:	President & Chief Executive Officer

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Exhibit C

Stockholder Representation Letter

Ladies and Gentlemen:

Pursuant to the Exchange Agreement (the "Agreement") dated as of May 11, 2016 (the "Agreement Date"), the undersigned (the "Stockholder") expects to receive from Avant Diagnostics, Inc. ., a Nevada corporation ("Parent"), shares of Parent Common Stock (the "Securities") in exchange for the Stockholder's ownership of capital stock of Amarantus BioScience Holdings Inc. a Nevada corporation (the "Company"). Capitalized terms used herein but not defined will have the meanings ascribed to them in the Agreement. Stockholder whose signature appears below, represents and warrants to Parent that, as of the date first written above and as of the Closing Date, the statements contained in this Representation Letter are, and will be, correct and complete:

1. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

1.1. "Accredited" Investor. The distribution of the Securities to the Stockholder at the Closing is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"). Unless Stockholder checks the "no" box on the signature page hereof indicating that Stockholder is not an Accredited Investor, Stockholder represents and warrants that Stockholder falls within one of the following definitions of Accredited Investor:

(Please initial the category that applies)

☐	(a)

Stockholder is a natural person whose individual net worth, or joint net worth with spouse, exceeds US$1,000,000 (including homes (excluding value of your primary residence), home furnishings and automobiles).

Explanation. In calculating net worth, you include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than a mortgage or other debt secured by your primary residence).

In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability should also be deducted from your net worth. Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

☐	(b)

Stockholder is a natural person who had an individual income in excess of US$200,000 in each of the last two years or joint income with spouse in excess of US$300,000 in each of those years and reasonably expects to reach the same income level in the current year.

☐	(c)	Stockholder is either a director or executive officer of Parent.

☒	(d)	Stockholder is a corporation or other entity with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities.

☐	(e)	Stockholder is an entity, all of the equity owners of which are as specified in (a) or (b) above.

[Signature Page Follows]

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STOCKHOLDER

Amarantus Bioscience Holdings, Inc.

Gerald Commissiong
Name (Please Type or Print)

President & Chief Executive Officer
Title (Please Type or Print) (if applicable)

655 Montgomery Street, Suite 900
Street Address

San Francisco, CA 94111
City, State, Zip Code

U.S.A.
Country

26-0690857
Social Security Number
(or tax I.D. Number, if an entity)

Accredited Investor:

(Please Check One of the Following Boxes)

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Exhibit D

Form of Lockup Agreement

LOCK-UP AGREEMENT

May 11, 2016

Avant Diagnostics, Inc.

8561 East Anderson Drive, Suite 104

Scottsdale, AZ 85225

Dear Sirs:

This Agreement is being delivered to you in accordance with Section 8.1(d) of the Share Exchange Agreement (the "Exchange Agreement") between Avant Diagnostics, Inc., a Nevada corporation corporation (the "Buyer") Amarantus Diagnostics, Inc., a Delaware corporation corporation (the "Company") and Amarantus Biosciences Holdings, Inc., a Nevada corporation (the "Shareholder"), relating to the proposed acquisition of the Company by the Buyer.

In order to induce Buyer to enter into the Exchange Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Buyer that, during the period beginning on and including the date of this Exchange Agreement through and including the earlier of (i) the date that is the eighteen (18) month anniversary of the date of the Exchange Agreement, (ii) a Change of Control (as defined below), and (iii) subject to the written consent of the Buyer, and the rights of the Secured Parties pursuant to the Escrow Agreement (as defined in the Exchange Agreement) (the "Lock-Up Period"), the undersigned will not, without the prior written consent of the Buyer and the Secured Parties, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock now owed or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the "Securities Act") (such shares, the "Beneficially Owned Shares")) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition.

For purposes of this Agreement, "Change of Control" means the occurrence after the date hereof of any of the following: (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Buyer, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (b) the Buyer merges into or consolidates with any other legal entity, or any legal entity merges into or consolidates with the Buyer and, after giving effect to such transaction, the stockholders of the Buyer immediately prior to such transaction own less than 50% of the aggregate voting power of the Buyer or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets to another legal entity and the stockholders of the Buyer of the acquiring entity immediately after the transaction.

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The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above). In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period and any extension of such period pursuant to the terms hereof, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

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Exhibit E

Form of Promissory Note

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO BORROWER.

Original Issue Date:May 11, 2016

Principal Amount: $50,000

12% CONVERTIBLE NOTE

DUE MAY 11, 2017

FOR VALUE RECEIVED, the undersigned, Avant Diagnostics, Inc., a Nevada corporation (the "Borrower") promises to pay to Amarantus Bioscience Holdings, Inc. or its registered assigns (the "Holder"), or shall have paid pursuant to the terms hereunder, the principal sum of Fifty Thousand Dollars and Zero Cents ($50,000.00) on May 11, 2017 (the "Maturity Date") or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest, if any, to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

"Bankruptcy Event" means any of the following events: (a) Borrower or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any Subsidiary thereof, (b) there is commenced against Borrower or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) Borrower or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) Borrower or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, or (e) Borrower or any Subsidiary thereof makes a general assignment for the benefit of creditors.

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"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Conversion" shall have the meaning ascribed to such term in Section 4.

"Conversion Date" shall have the meaning set forth in Section 4.

"Conversion Price" shall have the meaning set forth in Section 4.

"Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

"Event of Default" shall have the meaning set forth in Section 7(a).

"New York Courts" shall have the meaning set forth in Section 11(d).

"Note Register" shall have the meaning set forth in Section 2(c).

"Notice of Conversion" shall have the meaning set forth in Section 4(a).

"Original Issue Date" means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence such Note.

"Trading Day" means a day on which the principal Trading Market is open for trading.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

Section 2. Interest.

a) Interest. Holders shall be entitled to receive, and Borrower shall pay, simple interest on the outstanding principal amount of this Note at the annual rate of twelve percent (12%) per annum payable in cash on the Maturity Date.

b) Payment Grace Period. The Borrower shall have a ten Business Day grace period to pay any monetary amounts due under this Note except as specifically set forth herein.

c) Calculations. Interest shall be calculated on the basis of a 365-day year, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.

d) Manner and Place of Payment. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Borrower's offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee's instructions upon receipt of written notice thereof.

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Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Investor Representations annexed hereto as Exhibit A may be transferred or exchanged only in compliance with the terms contained herein and applicable federal and state securities laws and regulations to successor Holders who provide the same investment representations to the Borrower.

c) Reliance on Note Register. Prior to due presentment for transfer to Borrower of this Note, Borrower and any agent of Borrower may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. This Note shall be convertible at any time, in whole or in part, into shares of Common Stock at the option of the Holder, at the Conversion Price. The Holder shall effect conversions by delivering to Borrower a Notice of Conversion, the form of which is attached hereto as Annex A (each, a "Notice of Conversion"), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to Borrower unless the entire principal amount of this Note has been so converted. The Holder and Borrower shall maintain records showing the principal amount(s) and interest converted and the date of such conversion(s). Borrower may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Borrower shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

c) Conversion Price. The conversion price shall be equal to $0.20, subject to adjustment in accordance with Section 5 (the "Conversion Price").

d) Conversion Limitation. Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Holder upon conversion of this Debenture (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, the Holder may increase, decrease or waive the provisions of this Section 2.2 as to itself but any such waiver will not be effective until the 61st day after delivery thereof

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d) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note and accrued but unpaid interest thereon to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than five Trading Days after each Conversion Date (the "Share Delivery Date"), Borrower shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares and (B) a bank check in the amount of accrued and unpaid interest.

iii. Reservation of Shares Issuable Upon Conversion. Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than one hundred (100%) percent of the aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note at the Initial Conversion Price (as adjusted from time to time) , assuming such principal amount was not converted through the Maturity Date. Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

iv. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

v. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid. Borrower shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

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Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Borrower upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Borrower) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Reorganization, Reclassification, Consolidation, Merger, Sale; Company Not Survivor. If any capital reorganization, reclassification of the capital stock of the Company, combination, continuation, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition (i.e. license, lease or contractual arrangement) of all or substantially all of the assets to another corporation shall be effected by the Company, then, as a condition of such reorganization, reclassification, combination, continuation, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of the Note, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of the Note, had such reorganization, reclassification, combination, continuation, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The provisions of this Section 5(b) shall similarly apply to successive reorganizations, reclassifications, combinations, continuations, consolidations, mergers, sales, transfers or other dispositions.

c) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Borrower) issued and outstanding.

d) Notice to the Holder. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, Borrower shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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Section 6. Prepayment. The Borrower shall have the option of paying the principal sum of this Note to Holder in advance in full or in part at any time and from time to time without premium or penalty; provided, however, that together with such payment in full the Borrower shall pay to the Holder all interest and all other amounts owing pursuant to this Note and remaining unpaid.

Section 7. Events of Default.

a) "Event of Default" means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Note or (B) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within ten (10) Trading Days;

ii. the Borrower or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event; or

iii. any monetary judgment, writ or similar final process shall be entered or filed against the Borrower, any Subsidiary or any of their respective property or other assets for more than $1,000,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, interests and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash. Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default interest on this Note shall accrue at an interest rate of 10%. Upon the payment in full, the Holder shall promptly surrender this Note to or as directed by Borrower. In connection with such acceleration described herein, the Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Borrower's Representations. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own, lease, license and use its properties and assets and to carry out the business in which it proposes to engage. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under this Note and to issue and sell this Note. All necessary proceedings of the Borrower have been duly taken to authorize the execution, delivery, and performance of this Note. When this Note is executed and delivered by the Borrower, it will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

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Section 10. Terms of Future Financings. So long as this Note is outstanding, upon any issuance by Company of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Holder in this Note, then Company shall notify Holder of such additional or more favorable term and such term, at Holder option, shall become a part of this Note. Notwithstanding the foregoing, this Section shall not apply with respect to (i) an Exempt Issuance (as defined below) or (ii) an underwritten public offering of the Company's securities. For purposes of this Section, "Exempt Issuance" means (a) any shares of common stock, options, or convertible securities issued or issuable in connection with any stock option plan which has been approved by the board of directors, (b) securities upon the exchange of or conversion of this Note and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of this Note and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital.

Section 11. Miscellaneous.

a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Borrower, to: Avant Diagnostics, Inc., 8561 East Anderson Drive, Suite 104, Scottsdale, AZ 85225, Attn: Gregg Linn, Chief Executive Officer, email:glinn@avantdiagnostics.com, and (ii) if to the Holder, to: the address and email address indicated in Exhibit A.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of Borrower.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to Borrower.

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d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by the Note (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. Each party shall be responsible for its own legal fees and costs in the event any party shall commence an action or proceeding to enforce any provisions of this Note.

e) Waiver. Any waiver by Borrower or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Borrower or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by Borrower or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

g) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j) Amendment. Unless otherwise provided for hereunder, this Note may not be modified or amended or the provisions hereof waived without the written consent of Borrower and the Holder.

k) Facsimile Signature. In the event that the Borrower's signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 11th day of May, 2016.

AVANT DIAGNOSTICS, INC.

By:	/s/ Gregg Linn
Name:	Gregg Linn
Title:	Chief Executive Officer

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and interest under the 12% Convertible Note due May 11, 2017 of Avant Diagnostics, Inc., a Nevada corporation (the "Borrower"), into shares of common stock (the "Common Stock"), of Borrower according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Borrower in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4(d) of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Date to Effect Conversion: __________________________________________

Principal Amount of Note to be Converted: $____________________________

Number of shares to be issued: ______________________________________

Signature: ______________________________________________________

Name: _________________________________________________________

Address for Delivery of Common Stock Certificates: ______________________
______________________________________________________________
______________________________________________________________

Or

DWAC Instructions: ______________________________________________

Broker No:______________________________________________________
Account No: ____________________________________________________

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Exhibit A

Investment Representations for Accredited Investor

The Holder hereby acknowledges, agrees with and represents, warrants and covenants to the Company, as follows:

(a) Accredited Investor. The Holder is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act by virtual of being (initial all applicable responses below):

☐

an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. For purposes of calculating net worth under this paragraph, (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

☐

an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year

☐

a bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; a insurance company as defined in section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

☐

a corporation, partnership, Massachusetts business trust, or nonprofit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the securities being offered and with total assets in excess of $5,000,000.

☐

a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Notes, whose purchase is directed by a "sophisticated investor" as defined in Regulation 506(b)(2)(ii) under the Act.

☐	an entity in which all of the equity owners are "accredited investors" within one or more of the above categories.

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(b) Experience. The Holder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Note.

(c) Own Account. The Holder is purchasing the Note as principal for its own account, for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and has not pre-arranged any sale with any other person and has no plans to enter into any such agreement or arrangement.

(d) Exemption. The Holder understands that the offer and sale of the Note is not being registered under the Securities Act or any state securities laws and is intended to be exempt from registration provided by Rule 506 promulgated under Regulation D and/or Section 4(a)(2) of the Securities Act;

(e) Importance of Representations. The Holder understands that the Note is being offered and sold to it in reliance on an exemption from the registration requirements of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such safe harbor and the suitability of the Holder to acquire the Notes;

(f) No Registration. The Notes have not been registered under the Securities Act or any state securities laws and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available (including, without limitation, under Rule 144 of the Securities Act, as such rule may be amended, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect ("Rule 144")). The Holder represents and warrants and hereby agrees that all offers and sales of the Notes and the Notes shall be made only pursuant to such registration or to such exemption from registration.

(g) Risk. The Holder acknowledges that the purchase of the Notes involves a high degree of risk, is aware of the risks and further acknowledges that it can bear the economic risk of the Note, including the total loss of its investment. The Holder has adequate means of providing for its financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Notes for an indefinite period of time.

(h) Company Information. The Holder and its Holder representatives, if any, have reviewed all the Company's filings with the Securities and Exchange Commission and all other documents requested by the Holder, have carefully reviewed them and understand the information contained therein.

(i) Independent Investigation. The Holder, in making the decision to purchase the Note subscribed for, has relied upon independent investigations made by it and its representatives, if any, and the Holder and such representatives, if any, have prior to any sale to it been given access and the opportunity to examine all material contracts and documents relating to this investment and an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this investment. The Holder and its advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Company and materials relating to the offer and sale of the Note (including, without limitation, the Company's filings with the Securities and Exchange Commission) which have been requested. The Holder and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

(j) No Recommendation or Endorsement. The Holder understands that no federal, state or other regulatory authority has passed on or made any recommendation or endorsement of the Note. Any representation to the contrary is a criminal offense.

(k) No Representation. In evaluating the suitability of an investment in the Company, the Holder has not relied upon any representation or information (oral or written) other than as stated in the Note or the Company's filings with the Securities and Exchange Commission.

(l) No Tax, Legal, Etc. Advice. The Holder is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Notes, and the Holder has relied on the advice of, or has consulted with, only its own advisers.

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(m) No Advertisement or General Solicitation. Holder acknowledges that it is not aware of, is in no way relying on, and did not become aware of the offering of the Notes through or as a result of any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

___________________________________

Name of Holder (Print)

___________________________________

Signature of Holder

___________________________________

Capacity of Signatory (for entities)

Address: ___________________________

___________________________________

___________________________________

Email Address: _______________________

Fax: _______________________________

Tax ID: _____________________________

___________________________________

Date

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